EXHIBIT 10.5.1

FIRST AMENDMENT TO LEASE

THIS FIRST AMENDMENT TO LEASE is made and entered into as of December 2003 by and between the Multi-Employer Property Trust, a trust organized under 12 CFR Section 9.18 (the “Landlord”), and BIOJECT MEDICAL TECHNOLOGIES, WC., an Oregon corporation (the “Tenant”). All capitalized terms not defined herein shall have the meanings given to them in the Lease (defined below).

RECITALS

A.	Landlord and Tenant are parties to that certain Industrial Lease dated October 24,2003, (the “Lease”), for certain premises containing approximately 44,042 square feet, 8,750 square feet of which is located in Building G (“Building G Space”) and the balance of 35,292 square feet is in Building H (“Building H Space”) of the Project. The Premises are more particularly described in the Lease.

B.	Pursuant to Section 2.10 of the Lease, Tenant has the option to lease that certain 5,280 square foot space located at 20209 SW 95” Place as shown on Exhibit A attached hereto and incorporated herein by this reference (the “New Space”), which space is in Building H, and to surrender its Building G Space. This exchange of space will allow Tenant to have contiguous space in Building H.

C.	Tenant desires to exercise its option and Landlord desires to accept Tenant’s exercise of the same in accordance with the terms of Section 2.10 of the Lease and this Amendment.

AGREEMENTS

For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree to amend the Lease as follows:

1.	Premises. As of the date of this Amendment, Tenant shall surrender and terminate the Lease as to the Building G Space and lease the New Space on the same terms and conditions as provided in the Lease. Landlord accepts the termination as to the Building G Space and the leasing of the New Space. From and after the date of this Amendment, the term “Premises” under the Lease shall mean and be deemed to refer to the Building H Space and the New Space collectively for a total of 40,572 square feet.

2.	Monthly Base Rent. The Base Rent schedule of the Lease is deleted in its entirety and replaced with the following:

Applicable Portion of Lease Term		Annual Base Rent	Monthly Base Rent Installment (Annual/12)
Beginning	Ending
March 1, 2004	October 31, 2004	Zero	Zero
November 1, 2004	February 28,2005	$338,904.00	$28,242.00
March 1, 2005	February 28,2006	$347,376.60	$28,948.05

Applicable Portion of Lease Term		Annual Base Rent	Monthly Base Rent Installment (Annual/12)
Beginning	Ending
March 1, 2006	February 28,2007	$356,061.00	$29,671.75
March 1, 2007	February 29,2008	$364,962.60	$30,413.55
March 1, 2008	February 28,2009	$374,086.56	$31,173.88
March 1, 2009	February 28,2010	$383,438.76	$31,953.23
March 1, 2010	February 28, 2011	$393,024.72	$32,752.06
March 1, 2011	February 28, 2012	$402,850.32	$32,752.06
March 1, 2012	February 28, 2013	$412,921.56	$34,410.13
March 1, 2013	February 28, 2014	$423,244.68	$35,270.39
March 1, 2014	February 28, 2015	$433.825.80	$36.152.15

The beginning and ending dates shall be subject to change based on the actual Commencement Date.

3.	Tenant Improvements. Landlord shall provide a tenant improvement allowance of $35,910 for improvement of the office area within the New Space as provided under Section 2.10 of the Lease. The plans and specifications for the tenant improvements shall be agreed to in accordance with the terms of Section 2.3. The cost of tenant improvements in excess of the allowance shall be paid by Tenant in accordance with Section 2.5 of the Lease.

4.	Full Force and Effect. Except as modified by or as otherwise provided in this Amendment, the terms and conditions of the Lease shall remain in full force and effect with respect to the Premises and are hereby ratified and affirmed.

5.	Landlord’s Authorized Agents. Notwithstanding anything contained in the Lease to the contrary only officers of Riggs & Company, a division of Riggs Bank N.A. or Kennedy Associates Real Estate Counsel, Inc., are authorized to amend, renew or terminate this Lease, or to compromise any of Landlord’s claims under this Lease or to bind Landlord in any manner. Without limiting the effect of the previous sentence, no property manager or broker shall be considered an authorized agent of Landlord to amend, renew or terminate this Lease, to compromise any of Landlord’s claims under this Lease or to bind Landlord in any manner.

DATED as of the date first above written.

LANDLORD:	TENANT:

Multi-Employer Property Trust, organized under 12 CFR Section 9.18.	BIOJECT MEDICAL TECHNOLOGIES, an Oregon Corporation

LANDLORD: TENANT:

By: Kennedy Associates Real Estate Counsel, Inc.,

its authorized Signatory

By:	/s/ Joseph R. Shea	By:	/s/Michael A. Temple
Name:	Joseph R. Shea	Name:	Michael A. Temple
Its:	Vice President	Its:	Executive V.P. and General Manager